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                                                                    EXHIBIT 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) and subsidiaries as of and for the year ended December 31, 1996, dated March 14, 1997 (except with respect to certain matters discussed in Note 16 as to which the dates are April 22, April 29, July 10 and July 31, 1997) and our examination and review reports on the pro forma consolidated statements of operations of Budget Group, Inc. for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively, dated September 4, 1997, included in Budget Group, Inc.'s current report on Form 8-K, as amended, dated December 1, 1997, and to all references to our firm included in or made a part of this Registration Statement.


                                          ARTHUR ANDERSEN LLP


December 26, 1997

Orlando, Florida